Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that John E. Carter hereby constitutes and appoints Todd M. Sakow his true and lawful attorney-in-fact and agent for him and in his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to the registration statement filed by Carter Validus Mission Critical REIT II, Inc., as well as any and all post-effective amendments to such registration statement, and to file the same, together with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission and such other agencies, offices and persons as may be required by applicable law, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

/s/ John E. Carter John E. Carter	Chairman of the Board of Directors	July 19, 2018